FORM 8-K




       Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Act of 1934



                Date of Report: June 21, 1999





                    UNITED MORTGAGE TRUST


     (a Maryland trust)    Commission File Number 333-10109

         IRS Employer Identification No. 75-6496585





              1701 N. Greenville Avenue, Suite 403
                    Richardson  TX  75081
                        (972) 705-9805
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UNITED MORTGAGE TRUST
INDEX TO FORM 8-K

                                                Page Number


Item 2. Acquisition or Disposition of Assets         1

Item 5. Other Information                            2

Signatures                                           3

                            Page i
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Item 2. Acquisition or Disposition of Assets

Between April 1, 1999 and June 15, 1999 we acquired seventy-nine Residential Mortgages and Contracts for Deed with a total unpaid principal balance on the date of purchase of $3.6 million, at a discount, for $3.5 million.
Funds used to acquire the loan were gross offering proceeds from the closings during April, May and through June 15, 1999 and funds from funds borrowed on our credit line. The
Residential Mortgages and Contracts for Deed were chosen for purchase following the investment objectives and policies as set forth in our Declaration of Trust, as amended, dated August 15, 1996, and using the underwriting criteria set forth therein. Our aggregate number of Residential Mortgages and Contracts for Deed at June 15 was
386 with an unpaid principal balance of $16.8 million.

Of the Residential Mortgages and Contracts for Deed acquired between April 1 and June 15, fifty-four were acquired from South Central Mortgage, Inc., an affiliate, and twenty-five were acquired from private individuals.

The Residential Mortgages and Contracts for Deed acquired during the period had a blended annual interest rate of 11.55%, a current annual yield of approximately 11.86%, and an investment-to-value ratio of 88.8%, as of the purchase date of the notes. On average they had an unpaid principal balance of $45,406, a term remaining of 352 months and were acquired for approximately 97.41% of the outstanding unpaid principal balance on the notes purchase date. This compares to our aggregate portfolio at June 15, which had a blended annual interest rate of 11.46%, a current annual yield of approximately 11.99%, and an investment-to-value ratio of 84.8%, as of the purchase date of the notes. On average the aggregate portfolio had an unpaid principal balance of $43,645, a term remaining of 332 months and were acquired for approximately 95.55% of the outstanding unpaid principal balance on the notes purchase date.

We paid acquisition fees in the amount of $88,362 to the Advisor, Mortgage Trust Advisors, Inc., from April 1 through June 15, which represented 3% of the unpaid principal balance of the Residential Mortgages and Contracts for Deed.

From April 1 to June 15, 1999 we invested in 50 Interim
Mortgages for $2.1 million. Our aggregate number of Interim
Investments at June 15 was 112 loans and $3.6 million invested. The Interim Mortgages had terms of no greater than 12 months and were made to borrowers for the purchase, renovation and sale of single family homes. These loans, which were first lien mortgage notes secured by properties in Texas, had a blended interest rate of 12.75% and a yield of 12.93%.

Funds used in the acquisition of the assets were offering proceeds from the sale of our shares and funds borrowed from our credit facility.
                         Page 1
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Item 5. Other Information

Status of Offering

Thirty-six new shareholders were admitted to the Company during the period December 1, 1998 through February 28,
1999, representing 57,527 shares, and increasing the total number of beneficial owners of shares to 459. Total shares sold during the offering increased to 761,690, and total shares outstanding increased to 771,690, which includes the shares owned by the Advisor, Mortgage Trust Advisors, Inc.
which were acquired prior to the offering.

Gross offering proceeds received from the sale of shares during the period was $1,150,540 increasing the aggregate gross offering proceeds received to $15,233,800. Proceeds from the periods' closings were allocated as follows:
$1,029,573 to the Company; $115,054 or 10% to the Selling
Group Manager for selling commissions; $5,753 or 0.5% to the Selling Group Manager for due diligence fees; and $160 to the Escrow Agent as compensation for distributing interest accrued to subscribers.
                           Page 2
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNITED MORTGAGE TRUST


June 22, 1999                   /S/Christine A. Griffin
                                   Christine A. Griffin
                                         President

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